   Exhibit 99.1

Exactus, Inc. Purchases Remaining Interest in 2019 Crop

Secures Full Ownership Rights to 2019 Oregon Harvest

DELRAY BEACH, Fla., October 24, 2019 (GLOBE NEWSWIRE) – Exactus, Inc. (OTCQB:EXDI) (the “Company”), a farmer and manufacturer of hemp-derived phytocannabinoid products, today announced that it has acquired the remaining 49.9% portion of the Exactus One World rights to distribution for the ongoing 2019 harvest.

“Previously, the Company owned a 50.1% interest in the net profits from this year’s harvest”, said Emiliano Aloi. “With this purchase we have effectively doubled our returns from the sale of flower, biomass and ingredients which will take us well into 2020.”

As previously reported, Exactus expects to realize approximately 30,000 pounds of high-quality top flower for sale in bulk, as smokable products, in pre-rolls and buds and will now receive 100% of the net proceeds from sales.

Exactus maintains approximately 225 acres of farms located in southwest Oregon and is harvesting 5 strains of CBD rich plants including Suver Haze®, Special Sauce, Lifter, Hawaiian Haze®, and Sour Space Candy grown from Crawford Brothers (Oregon CBD) seeds that are immediately available for delivery to customers with full panel COA testing. Orders can be placed online at www.exactushemp.com.

To learn more about Exactus, Inc., visit the corporate website at www.exactusinc.com and the e-commerce website at www.exactushemp.com.

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About Exactus:
Exactus Inc. is dedicated to introducing hemp-derived phytocannabinoid products into mainstream consumer markets. The Company has made investments in farming and has over 200 acres of CBD-rich hemp in Southwest Oregon. The Company is introducing a range of consumer brands, such as Green Goddess Extracts, Phenologie, Paradise CBD and Exactus. Hemp is a legal type of cannabis plant containing less than 0.3% THC (tetrahydrocannabinol), which is the psychoactive component of the cannabis plant. After 40 years of prohibition, the Agricultural Improvement Act of 2018, known as the 2018 Farm Bill, legalized hemp at the federal level. Hemp production will be regulated by the United States Department of Agriculture (USDA) and the states. As a result, in 2019 hemp was generally removed from the Controlled Substances Act (CSA) and enforcement by the Drug Enforcement Administration (DEA).

For more information about Exactus: www.exactusinc.com.

Investor Notice
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission (the "SEC") on March 29, 2019, and in other periodic and current reports we file with the SEC.  If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.

Safe Harbor - Forward-Looking Statements
The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic and current filings with the SEC, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Company Contact:

Andrew Johnson
Chief Strategy Officer
Exactus Inc.
509-999-9695
ir@exactusinc.com